Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Shuffle Master, Inc. on Form S-8 of our report dated December 15, 2000, incorporated by reference in the Annual Report on Form 10-K405 of Shuffle Master, Inc. for the year ended October 31, 2000.


/s/ Deloitte & Touche LLP

DELOITTTE & TOUCHE





Minneapolis, Minnesota

May 24, 2001